Exhibit 21

SUBSIDIARIES OF THE PARENT

The table below is a list of direct and indirect subsidiaries of the Parent as of December 31, 2018, and the state or jurisdiction in which the subsidiaries are organized. Pursuant to Item 601(b)(21)(ii) of Regulation S-K, certain subsidiaries of the Parent have been omitted from this list because, considered in the aggregate as a single subsidiary, such subsidiaries would not constitute a “significant subsidiary” as that term is defined in Rule 1-02(w) of Regulation S-X.

Subsidiary	Jurisdiction of Incorporation or Organization
Danube Holdings I C.V.	Netherlands
Danube I Limited Partner, LLC	Delaware
Eastdil Secured Broker Services, Inc.	Delaware
EVEREN Capital Corporation	Delaware
Norwest Venture Partners XI, LP	Delaware
Norwest Venture Partners XII, LP	Delaware
Norwest Venture Partners XIII, LP	Delaware
NVP Associates, LLC	Delaware
OmniPlus Capital Corporation	Delaware
Peony Asset Management, Inc.	Delaware
PRN Holdings, LLC	Delaware
Reliable Financial Services, Inc.	Puerto Rico
Silver Asset Management, Inc.	Delaware
Sparta GP Holding REO Corp	Delaware
Union Hamilton Reinsurance, Ltd.	Bermuda
Wells Capital Management Incorporated	California
Wells Fargo Affordable Housing Community Development Corporation	North Carolina
Wells Fargo Asset Management Holdings, LLC	Delaware
Wells Fargo Bank International Unlimited Company	Ireland
Wells Fargo Bank South Central, National Association	United States
Wells Fargo Bank, National Association	United States
Wells Fargo Capital Finance, LLC	Delaware
Wells Fargo Central Pacific Holdings, Inc.	California
Wells Fargo Clearing Services, LLC	Delaware
Wells Fargo Commercial Distribution Finance, LLC	Delaware
Wells Fargo Community Development Corporation	Nevada
Wells Fargo Dealer Floorplan Master Note Trust	Delaware
Wells Fargo Equipment Finance, Inc.	Minnesota
Wells Fargo Financial Leasing, Inc.	Iowa
Wells Fargo Financial National Bank	United States
Wells Fargo Funding, Inc.	Minnesota
Wells Fargo Funds Management, LLC	Delaware
Wells Fargo Insurance Re, Inc.	Vermont
Wells Fargo Municipal Capital Strategies, LLC	Delaware
Wells Fargo Rail Corporation	North Carolina
Wells Fargo Real Estate Investment Corporation	Delaware
Wells Fargo Securities, LLC	Delaware
Wells Fargo USA Holdings, Inc.	New Jersey
Wells Fargo Vendor Financial Services, LLC	California
WFC Holdings, LLC	Delaware